Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of River Rock Entertainment Authority (the “Authority”) on Form 10-Q for the quarter ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers does hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to such officers knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Authority.

By:	/s/ NORMAN RUNYAN
Norman Runyan
Chief Operations Officer (Acting Chief Executive Officer for the period covered by the Quarterly Report on Form 10-Q)
May 22, 2006

By:	/s/ HANS WINKLER
Hans Winkler
Acting Chief Financial Officer
May 22, 2006

A signed original of this written statement required by Section 906 has been provided to the River Rock Entertainment Authority and will be retained by the River Rock Entertainment Authority and furnished to the Securities and Exchange Commission or its staff upon request.